Exhibit 10.32

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “First Amendment”) is entered on August 18, 2020 (the “Reference Date”), by and between 1900 ATRIUM ASSOCIATES, LP, a Delaware limited partnership (“Landlord”), and TILE, INC., a Delaware corporation (“Tenant”), whose address for purposes of this First Amendment is 1900 S. Norfolk Street, Suite 310, San Mateo, California.

RECITALS

This First Amendment is made with reference to the following facts and objectives:

A.

Landlord and Tenant entered into an Office Lease agreement (the “Original Lease”), dated as of September 12, 2019, pursuant to which Tenant leases from Landlord and Landlord leases to Tenant approximately sixteen thousand seven hundred thirty-eight (16,738) rentable square feet (“RSF”) of space located on the third (3rd) floor of that building in Suite 310 (the “Premises”) located at 1900 South Norfolk Street, San Mateo, California (the “Building”).

B.	Tenant is presently experiencing a hardship with the Covid-19 mandate.

C.	The parties desire to amend the Original Lease to, among other things, apply a portion of the Security Deposit toward Base Rent, all as set forth herein below.

AGREEMENT

NOW, therefore, in consideration of the mutual covenants and promises set forth in this Amendment and other valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

1.	RECITALS. The Recitals stated above are hereby ratified by Landlord and Tenant as being true and correct and are incorporated herein as set forth in full.

2.

DEFINED TERMS. Each initially capitalized term used in this First Amendment shall have the same meaning ascribed to such term in the Original Lease, except as otherwise specifically set forth in this First Amendment.

3.	LEASE. The Original Lease and this First Amendment collectively, shall be the “Lease”.

4.	EFFECTIVE DATE. September 1, 2020 (the “First Amendment Effective Date”).

5.

SECURITY DEPOSIT: Landlord and Tenant hereby acknowledge that Landlord presently holds a Security Deposit in the amount of Two Hundred Ninety-Eight Thousand Three Hundred Twenty-Four ($298,324) Dollars (the “Deposit”). Pursuant to Section 19 of the Original Lease and effective March 31, 2021, Tenant is entitled to a reduction of the Deposit in the amount of Seventy-Four Thousand Five Hundred Eighty-One ($74,581) Dollars (the “Original Lease Deposit Refund”). Notwithstanding anything contrary to this Paragraph 5, as of the First Amendment Effective Date, Landlord agrees to grant Tenant its Original Lease Deposit Refund, in addition, Landlord agrees to return to Tenant an additional Twenty Three Thousand Four Hundred Nineteen ($23,419) Dollars from the Deposit (the “First Amendment Deposit Refund”). The Original Lease Deposit Refund and the First Amendment Deposit Refund combined totals Ninety-Eight Thousand ($98,000) Dollars (the “Deposit Credit”). Landlord and Tenant agree, the Deposit Credit shall be applied as a credit to partially offset the Monthly Base Rent due during the months of September and October 2020. The Deposit Credit shall only be applied to monthly Base Rent and any and all other Rent due under the Lease shall remain as due and payable pursuant to the provisions of the Lease. Once the Deposit Credit has been applied, the remaining sum of the Security Deposit shall be Two Hundred Thousand Three Hundred Twenty-Four ($200,324) Dollars, which amount shall continue to be held by Landlord as Security Deposit pursuant to the Terms of the Lease.

6.

BROKERS. Landlord and Tenant each warrant to the other that there are no claims for brokers’ commissions or fees owing in connection with this Lease and each of Landlord and Tenant agree to indemnify the other against any such claims.

7.

REPRESENTATIONS and WARRANTIES OF TENANT. As a material inducement to Landlord to enter into this First Amendment, Tenant represents and warrants to Landlord that, as of the date of this First Amendment:

a.

No Defaults. To the best of its knowledge, the Lease is in full force and effect. There are no defaults by Landlord or Tenant under the Lease, and no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Landlord or Tenant under the Lease. Tenant has no defenses or rights of offset under the Lease.

b.

Authority. Tenant has full right, power and authority to enter into this First Amendment, and has obtained all necessary consents and resolutions from its directors required under the documents governing its affairs in order to consummate this transaction, and the persons executing this First Amendment have been duly authorized to do so. The First Amendment and the Lease are binding obligations of Tenant, enforceable in accordance with their terms.

c.

No Assignments. Tenant is the sole lawful Tenant under the Lease, and Tenant has not sublet, assigned or otherwise transferred any of the right, title or interest of Tenant under the Lease or arising from its use or occupancy of the Premises, and no other person, partnership, corporation or other entity has any right, title or interest in the Lease or the Premises, or the right to occupy or use all or any part of the Premises.

8.

AMENDMENT TO LEASE. This First Amendment is and shall constitute an amendment to the Lease and shall be effective as of the date of this First Amendment. Except as modified hereby, all of the terms and conditions of the Lease shall remain in full force and effect.

9.

EFFECTIVENESS OF LEASE. Except as expressly provided herein, nothing in this First Amendment shall be deemed to waive or modify any of the provisions of the Lease, or any amendment or addendum thereto. In the event of any conflict between the Lease, this First Amendment, or any other amendment or addendum thereof, the document later in time shall prevail. Except as amended herein, the Lease shall remain in full force and effect.

10.	SUCCESSORS and ASSIGNS. This First Amendment shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of Landlord and Tenant.

11.

COUNTERPARTS. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which counterparts, when taken together, shall be deemed to constitute one and the same instrument. Landlord and Tenant agree that electronic signatures (e.g. DocuSign or similar electronic signature technology) may be used in place of original signatures on this Lease All parties to this First Amendment intend to be bound by the signatures on the electronic or e-mailed document, are aware that the other party or parties will rely on the electronic or e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this First Amendment based on the form of signature. Copies of such executed counterparts may be delivered by the parties hereunder by electronic means, including by electronic mail transmission to the number or address provided by each such party for such delivery, and, upon confirmation of receipt of such delivery, such electronic copies shall have the same effect as the delivery of counterparts bearing original ink signatures of the parties hereto. The parties further agree that after execution this First Amendment, it may be maintained in electronic form and that such electronic record shall be valid and effective to bind the party so signing as a paper copy bearing such party’s hand-written signature.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date herein blow written.

LANDLORD:		TENANT:

1900 ATRIUM ASSOCIATES, LP		TILE, INC.,
a Delaware limited liability company		a Delaware corporation

By:	SEAGATE ATRIUM GP, LLC a Delaware limited liability company	By:	/s/ Charles J. Prober
Its:	general partner	Name:	Charles J. Prober
		Title:	CEO
By:	/s/ Willis K. Polite, Jr.
Name:	Willis K. Polite, Jr.	Date:	8/19/2020
Its:	President
Date:	8/20/2020

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